EXHIBIT NO. 99.1

                                                                    NEWS RELEASE

COMPANY CONTACT:                                             INVESTOR RELATIONS:
Bill Bush                                                         Richard Cooper
International Microcomputer Software, Inc.  Strategic Growth International, Inc.
415.878.4039                                                        212.838.1444
E-mail: bbush@imsisoft.com                            E-mail: rcooper@sgi-ir.com


                    IMSI(R) ANNOUNCES SECOND QUARTER EARNINGS
  SEQUENTIAL REVENUE INCREASES 57% AS COMPANY POSTS EARNINGS PER SHARE OF $0.02

NOVATO, CALIF., FEBRUARY 11, 2004 - IMSI(R) (OTC "BULLETIN BOARD": IMSI), a leading developer and publisher oF precision design, graphics and business productivity software, today announced financial results for its second fiscal quarter ended December 31, 2003. IMSI reported net income of $402,000, or $0.02 per share, on net revenues of $2.7 million. This represents an increase in net revenue of $208,000, or 8%, for the three-month period ended December 31, 2003 from $2.5 million in the same period from the previous fiscal year. Net income which included a $1.0 million gain related to the sale of ArtToday, Inc., increased substantially from the $51,000 net loss, or $0.00 per share, from the prior year. On a sequential basis, net revenues increased by 57% or approximately $1.0 million from the results at September 30, 2003.

Revenue for the six months ended December 31, 2003 was $4.5 million, a decrease of 2%, as compared to the same period in the prior fiscal year. Net income for the six months ended December 31, 2003 was $2,000, or $0.00 per share, as compared to a prior year net loss of $187,000, or $0.01 per share. The net income and loss included $76,000 and $435,000 of gains from the extinguishment of debt for the six months ended December 31, 2003 and 2002.

"Our progress in the on-line distribution of software and content is a significant factor in our improved financial results", said Martin Wade, IMSI CEO. "We are seeing the result of the investments we have made in on-line distribution, key brands and new acquisitions. With the close of several transactions in the past quarter and the recent announcement of our agreement to purchase Aladdin Systems, Inc., we continue to add award winning products and services which increase the breath and depth of our online and software offerings. We plan to continue to identify and close transactions which will increase shareholder value."

The following key events took place in the quarter ended December 31, 2003:

      >> In December, we released TurboCAD 9.5 which, among many key feature enhancements, included an upgrade to the ACIS(R) 10 engine and new STEP and IGES inter-operability filters from Spatial, targeting the needs oF the Mechanical design community.

      >> In November, we acquired Planworks, LLC which operates the successful Houseplanguys.com website. In December, we added the Houseplan.com domain name strengthening our network of websites. We expect that the sale of house plans on-line will develop into a significant business for IMSI.

      >> In November, we launched the renovated CADalog.com website along with CADsymbols.com. These sites provide IMSI with a firm foundation to support the CAD community with valuable subscription services and software by offering the highest quality content. The sites are a natural extension of the company's CAD expertise and success in building online e-commerce websites.

The following table sets forth selected financial data for the three and six months ended December 31, 2003 and 2002.

--------------------------------- ---------------------------------------------- ---------------------------------------------------
Summarized Financial Statistics          Three Months ended December 31                     Six Months ended December 31
--------------------------------- ---------------------------------------------- ---------------------------------------------------
  in thousands (000's), except       2003       2002            Change              2003         2002               Change
       per share amounts          ----------- --------- ------------------------ ------------ ------------ -------------------------
                                                            $            %                                      $            %
--------------------------------- ----------- --------- ----------- ------------ ------------ ------------ ------------ ------------
Cash & Cash Equivalents               $5,249    $1,173      $4,076       347.5%       $5,249       $1,173       $4,076       347.5%
--------------------------------- ----------- --------- ----------- ------------ ------------ ------------ ------------ ------------
Net Worth                            $11,784      $152     $11,632      7652.6%      $11,784         $152      $11,632      7652.6%
--------------------------------- ----------- --------- ----------- ------------ ------------ ------------ ------------ ------------

--------------------------------- ----------- --------- ----------- ------------ ------------ ------------ ------------ ------------
Consolidated Net Revenues from
Continuing Operations                  2,674    $2,466        $208         8.4%        4,455       $4,543        ($88)      (1.9%)%
--------------------------------- ----------- --------- ----------- ------------ ------------ ------------ ------------ ------------
Net Income (Loss)                       $402     ($51)        $453       888.2%           $2       ($187)         $189       101.1%
--------------------------------- ----------- --------- ----------- ------------ ------------ ------------ ------------ ------------
EPS                                    $0.02     $0.00       $0.02       100.0%        $0.00      ($0.01)        $0.01       100.0%
--------------------------------- ----------- --------- ----------- ------------ ------------ ------------ ------------ ------------

ABOUT IMSI

Founded in 1982, IMSI has established a tradition of providing the professional and home user with innovative technology and easy-to-use, high-quality software products at affordable prices. The company maintains two business divisions. THE PRECISION DESIGN DIVISION, anchored by IMSI's flagship product, TurboCAD(R) and the recently acquired DesignCAD(TM) line, also develops and markets other visual content and design software such as FloorPlan(R) 3D. The division also includes several online properties focused on the sale of content and services to the architectural, engineering and construction market thru its stock house plans site at Houseplanguys.com, its store CAD add-on store, Cadalog.com and the online CAD symbol site, CADsymbols.com. THE BUSINESS APPLICATIONS DIVISION provides businesses and end users with software solutions through its popular products such as TurboProject(R), FormTool(R), FlowCharts&More(TM), HiJaak(R) and TurboTyping(TM). This division also provides ergonomic and keyboard training to Fortune 1000 companies for worker-related safety, productivity, and ergonomic compliance improvements through Keynomics, a wholly owned subsidiary of IMSI. More information about IMSI can be found at www.imsisoft.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company's annual report on Form 10-KSB for the year ended June 30, 2003, and such other risks detailed from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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